SUPPLEMENT TO
                             ADDENDUM TO SCHEDULE A

                               COMMISSION SCHEDULE
                                       for
                             Contracts Sold Through

               ------------------------------------------------------
                                [Selected Dealer]

               COLUMBUS LIFE INSURANCE COMPANY SEPARATE ACCOUNT 1
               PINNACLE VARIABLE UNIVERSAL LIFE INSURANCE CONTRACT



                                                                                               Percentage of
                                                                                             End of Policy Year
                                                   Percentage of Premium                   Unloaned Account Value


Year 1                                        [90]% of target; [3]% of excess                        0%
Years 2 - 6                                  [4.5]% of target; [3]% of excess                      [.25]%
Years 7 - 12                                  [3]% of target; [3]% of excess                       [.25]%
Years 13+                                                   0%                                     [.15]%


Chargeback Scale


--------------------------------------------- ---------- --------- ---------- ---------- --------- ---------- ---------
# of Completed Months Inforce                 0-6        7         8          9          10        11         12
--------------------------------------------- ---------- --------- ---------- ---------- --------- ---------- ---------
% of Commissions Recovered                    100        95        90         80         60        30         0
--------------------------------------------- ---------- --------- ---------- ---------- --------- ---------- ---------


Agreed to this ___ day of _________, 20__.

COLUMBUS LIFE INSURANCE COMPANY              TOUCHSTONE SECURITIES, INC.


By:                                          By:
   _______________________________________      _____________________________
     Lawrence L. Grypp, President                 Jill T. McGruder, President

                                             And, its affiliated insurance
                                              agencies:

COLUMBUS LIFE INSURANCE COMPANY              IFS INSURANCE AGENCY, INC.


By:                                          By:
   ________________________________________     _____________________________
     Mark A. Wilkerson, Senior Vice               Jill T. McGruder, President
      President and Chief Marketing Officer
                                             IFS AGENCY SERVICES, INC.


                                             By:_____________________________
                                                  Jill T. McGruder, President

                                             IFS AGENCY, INC.


                                             By: ____________________________
                                                  Charles White, President